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                                                                   Exhibit 10.11


                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT ("Agreement") is entered into on, and effective as of, the Closing Date, by and among Atlas Pipeline Holdings, L.P. ("Holdings"), a Delaware limited partnership, Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company ("Holdings GP"), and Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "MLP").

         In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions.

         (a) Capitalized terms used herein but not defined herein shall have the meanings given them in the MLP Agreement.

         (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Closing Date" shall mean the closing of the initial public offering of common units representing limited partner interests in Atlas Pipeline Holdings, L.P.

                  "Holdings Conflicts Committee" shall mean the "Conflicts Committee" as defined in the Amended and Restated Agreement of Limited Partnership of Holdings.

                  "Holdings Entities" shall mean Holdings and Holdings GP.

                  "MLP Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of March 9, 2004, as the same may be amended.

                  "MLP Conflicts Committee" shall mean the "Conflicts Committee" as defined in the MLP Agreement.

                  "MLP Entities" shall mean the MLP and any of its subsidiaries.

                  "MLP Group" shall mean the MLP and all of its subsidiaries.


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                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

         Section 2.1 Restricted Businesses. For as long as Holdings or any of its subsidiaries is the general partner of the MLP, if a Holdings Entity is presented with an opportunity to pursue, purchase or invest in any business opportunity (a "Business Opportunity") with respect to a business activity in which the MLP is engaged as of the Closing Date (a "Restricted Business"), the Holdings Entity shall give prompt written notice to the MLP of the Business Opportunity. Such notice shall set forth all information available to the Holdings Entity including, but not limited to, the identity of the Business Opportunity and its seller, the proposed price, all written information about the Business Opportunity provided to the Holdings Entity by and on behalf of the seller as well as any information or analyses compiled by the Holdings Entity from other sources (such information referred to collectively herein as "Business Opportunity Information"). The Holdings Entity shall continue to provide to the MLP promptly any and all Business Opportunity Information subsequently received. Within a time period specified by the Holdings Entity's notice, which shall be a reasonable time under the circumstances, the MLP shall advise the Holdings Entity in writing whether MLP wishes to acquire the Business Opportunity. If the MLP advises the Holdings Entity of its intent to acquire the Business Opportunity, the Holdings Entities shall refrain from making an offer for the Business Opportunity except as permitted hereunder. If the MLP (i) advises the Holdings Entity that (with the approval of the MLP Conflicts Committee) it does not intend to acquire the Business Opportunity, (ii) advises the Holdings Entity of its intent to acquire the Business Opportunity but does not complete the acquisition within a reasonable time after the MLP's notice of its intent to the Holdings Entity or (iii) fails to timely advise the Holdings Entity of its intent, any of the Holdings Entities shall be free to acquire the Business Opportunity.

         Section 2.2 Scope of Restricted Business Prohibition. Except as provided in this Article II and the Amended and Restated Agreement of Limited Partnership of Holdings, as the same may be amended from time to time, each Holdings Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any MLP Entity.

         Section 2.3 Enforcement. The Holdings Entities agree and acknowledge that the MLP Group does not have an adequate remedy at law for the breach by the Holdings Entities of the covenants and agreements set forth in this Article II, and that any breach by the Holdings Entities of the covenants and agreements set forth in Article II would result in irreparable injury to the MLP Group. The Holdings Entities further agree and acknowledge that any member of the MLP Group may, in addition to the other remedies which may be available to the MLP Group hereunder or under applicable law, file a suit in equity to enjoin the Holdings Entities from such breach, and the Holdings Entities consent to the issuance of injunctive relief hereunder.

                                  ARTICLE III
                                  MISCELLANEOUS

         Section 3.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

         Section 3.2 Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 3.2.

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         Section 3.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         Section 3.4 Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         Section 3.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that (i) the MLP may not, without the prior approval of the MLP Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of Atlas Pipeline Partners GP, LLC, will adversely affect the holders of MLP common units; and (ii) Holdings may not, without the prior approval of the Holdings Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of Holdings, will adversely affect the holders of Holdings common units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

         Section 3.6 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

         Section 3.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         Section 3.8 Severability. If any provision of this agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.



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         Section 3.9 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement, unless the context otherwise requires.

         Section 3.10 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         Section 3.11 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

         Section 3.12 Negation of Rights of Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no limited partner, assignee or other Person shall have the right, separate and apart from the MLP or Holdings, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                                   ATLAS PIPELINE HOLDINGS, L.P.

                                   By:    ATLAS PIPELINE HOLDINGS GP, LLC, its
                                          general partner


                                   By:    ____________________________________
                                   Name:
                                   Title:

                                   Address for Notice:  311 Rouser Road
                                                        Moon Township, PA 15108
                                                        Attn: Lisa Washington

                                   Telecopy Number:     (215-761-0457)


                                   ATLAS PIPELINE HOLDINGS GP, LLC


                                   By:    ____________________________________
                                   Name:
                                   Title:

                                   Address for Notice:
                                                        311 Rouser Road
                                                        Moon Township, PA 15108
                                                        Attn: Lisa Washington

                                   Telecopy Number:     (215-761-0457)



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                                   ATLAS PIPELINE PARTNERS, L.P.

                                   By:    ATLAS PIPELINE PARTNERS GP, LLC, its
                                          general partner


                                   By:    ____________________________________
                                   Name:
                                   Title:

                                   Address for Notice:  311 Rouser Road
                                                        Moon Township, PA 15108
                                                        Attn: Lisa Washington

                                   Telecopy Number:     (215-761-0457)





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